UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2004

(Date of report; date of

earliest event reported)

Commission file number: 333-57494

WHOLESALE AUTO RECEIVABLES CORPORATION

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST IX

(Exact name of registrant as specified in its charter)

Delaware	38-3082709 20-6207113
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o General Motors Acceptance Corporation

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

ITEM 7.    EXHIBITS

4.1	Indenture between Superior Wholesale Inventory Financing Trust IX (the “Trust”) and the Bank of New York, as Indenture Trustee, dated as of May 19, 2004.

4.2	Trust Agreement between Wholesale Auto Receivables Corporation, as Seller, and Chase Manhattan Bank USA, N.A., as Owner Trustee, dated as of May 19, 2004.

4.3	Pooling and Servicing Agreement between General Motors Acceptance Corporation and Wholesale Auto Receivables Corporation, dated as of May 19, 2004

4.4	Officer’s Issuance Certificate for Series 2004-A Floating Rate Asset Backed Term Notes, dated as of May 19, 2004.

4.5	Officer’s Issuance Certificate for Series 2004-RN1 Floating Rate Asset Backed Revolving Note, dated as of May 19, 2004.

4.6	Officer’s Issuance Certificate for Series 2004-RN2 Floating Rate Asset Backed Revolving Note, dated as of May 19, 2004.

4.7	Certificate Issuance Order for Series 2004-A Floating Rate Asset Backed Certificates, dated as of May 19, 2004.

25.1	Supplement Statement of Eligiblity of Form T-1 of The Bank of New York, as Indenture Trustee under the Indenture.

99.1	Trust Sale and Servicing Agreement among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as the Seller and Superior Wholesale Inventory Financing Trust IX, as the Issuer, dated as of May 19, 2004.

99.2	Custodian Agreement between General Motors Acceptance Corporation, as Custodian, and Wholesale Auto Receivables Corporation, as Seller, dated as of May 19, 2004

99.3	Administration Agreement among Superior Wholesale Inventory Financing Trust IX, as Issuer and General Motors Acceptance Corporation, as Administrator, and The Bank of New York, as Indenture Trustee, dated as of May 19, 2004.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST IX

	By:	GENERAL MOTORS ACCEPTANCE CORPORATION
(Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust)

Dated: June 1, 2004		/s/ Jerome B. Van Orman, Jr.
Jerome B. Van Orman, Jr. Vice President—Finance and Chief Financial Officer of GMAC North American Operations